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                                                                    EXHIBIT 23.3

             CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We have issued our reports dated August 5, 2004 and December 22, 2004 accompanying the consolidated financial statements of Red Simpson, Inc. and subsidiaries contained in the Pike Electric Corporation Registration Statement and Prospectus on Form S-1, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.

/s/ GRANT THORNTON LLP

Houston, Texas
July 26, 2005